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                                                                     EXHIBIT 4.1

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


         This First Amendment to Stock Purchase Agreement (the "First Amendment"), dated as of December 28, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company"), and the individuals and entities listed on Exhibit A hereto (the "Purchasers"), amends the Stock Purchase Agreement, dated as of November 10, 2000 (the "Purchase Agreement"), among the Company and the Purchasers. Capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.

         WHEREAS, the Company and the Purchasers entered into the Purchase Agreement effective November 10, 2000 to effect the sale by the Company to the Purchasers of (i) shares of the Company's Series G Convertible Preferred Stock, par value $1.00 per share (the "Series G Preferred"), and (ii) shares of the Company's Common Stock, par value $.25 per share (the "Common Stock") pursuant to the terms contained therein; and

         WHEREAS, subsequent to the execution and delivery of the Purchase Agreement, certain developments occurred as a result of which the Company and the Purchasers determined that certain amendments to the Purchase Agreement, and the Disclosure Letter and Exhibits attached thereto, would be appropriate.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Amendment of the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

         (a) Section 1.1(c) of the Purchase Agreement shall be deleted in its entirety, and the following shall be substituted therefor:

                  "(c) Subject to the terms and conditions set forth herein, at the Closing (as defined below), the Company shall issue and sell to the Purchasers and the Purchasers, severally and not jointly, shall purchase 9,783,571 shares of Common Stock (the "Common Shares")."

         (b) Section 1.2(b) of the Purchase Agreement shall be deleted in its entirety, and the following shall be substituted therefor:

                  "(b) The purchase price per Common Share shall be $1.40."

         (c) Section 1.3(c) of the Purchase Agreement shall be amended by deleting the first sentence of such Section in its entirety, and the following shall be substituted therefor:

                  "The Closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota simultaneous with the closing of the transactions contemplated by the Agreement and Plan of Merger dated as of November 10, 2000, as amended, modified or supplemented from time to time, among the Company, IFT West Acquisition Company, International Flex Holdings, Inc. ("IFH") and its stockholders (the "Merger Agreement")."


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         (d) Section 2.1(c) of the Purchase Agreement shall be amended by deleting the first three sentences of such Section in their entirety, and the following shall be substituted therefor:

                  "The authorized, issued and outstanding capital stock of the Company as of November 1, 2000 is set forth in Part 2.1(c) of the Disclosure Letter. Except as specifically disclosed in
                  Part 2.1(c) of the Disclosure Letter, no shares of the capital stock or other securities of the Company are entitled to preemptive or similar rights, nor is any holder of shares of the capital stock or other securities of the Company entitled to preemptive or similar rights. Except as disclosed in Part 2.1(c) of the Disclosure Letter, as of November 1, 2000, there are no outstanding options, warrants or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is bound to issue additional shares of the Company's Common Stock, or securities or rights convertible or exchangeable into shares of the Company's Common Stock, or any shares of the Company's Common Stock reserved for issuance."

         (e) Section 2.1(d) of the Purchase Agreement shall be deleted in its entirety, and the following shall be substituted therefor:

                  "(d) Issuance of Shares. The Series G Preferred Shares are duly authorized and, when issued in accordance with the terms hereof and the Certificate of Designation, shall be validly issued, fully paid and non-assessable. The Common Shares are duly authorized and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. Except as set forth in Part 2.1(d) of the Disclosure Letter, as of the Closing Date, the Company will have and, at all times while any Series G Preferred Shares are outstanding will maintain, an adequate reserve of duly authorized shares of its Common Stock to enable it to perform its obligations under this Agreement and the Certificate of Designation with respect to the number of Series G Preferred Shares issued and outstanding at the Closing Date. The shares of Common Stock issuable upon conversion of the Series G Preferred Shares and which may be issued as payment of dividends on the Series G Preferred Shares are collectively referred to herein as the `Underlying Shares.' When issued in accordance with the terms hereof and the Certificate of Designation, assuming the availability of sufficient authorized shares of Common Stock of the Company at such time of issuance, the Underlying Shares will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, encumbrances or defects of any kind (collectively, "Liens"), except as set forth in any required legends thereon, including those required under the Governance Agreement."

         (f) Section 2.1(k) of the Purchase Agreement shall be amended by deleting the last sentence of such Section in its entirety, and the following shall be substituted therefor:


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                  "Except as set forth in Part 2.1(k) of the Disclosure Letter, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements."

         (g) Section 2.2(h) of the Purchase Agreement shall be amended by deleting the first sentence of such Section in its entirety, and the following shall be substituted therefor:

                  "No Purchaser is an `Affiliate' or `Associate' (as such terms are defined in Rule 12b-2 under the Exchange Act) of any other Purchaser or is acting in concert with any other Purchaser, except (i) that Ampersand IV Limited Partnership and Ampersand IV Companion Fund Limited Partnership may be deemed to be Affiliates or Associates of one another, (ii) to the extent that a member or partner of a Purchaser or a member of a partner of a Purchaser is a member or partner of another Purchaser or a member or partner of a member or partner of another Purchaser, (iii) by virtue of the existence of the Governance Agreement and/or the Voting Agreement dated as of November 10, 2000, as amended, supplemented or modified from time to time, among Ampersand IV Limited Partnership, Ampersand IV Companion Fund Limited Partnership, Morgenthaler and Sound Beach Technology Partners, LLC relating to voting of the shares of Common Stock in an election of directors to the Company's board of directors (the "Voting Agreement"), and
                  (iv) as otherwise provided in any Transaction Document."

         (h) Section 2.2(l) of the Purchase Agreement shall be amended by deleting the first sentence of such Section in its entirety, and the following shall be substituted therefor:

                  "At and after the Closing, except for (i) the shares of Common Stock acquired pursuant to this Agreement, (ii) the shares of Common Stock acquired upon conversion of the Series G Preferred Shares and as dividends on the Series G Preferred Shares, (iii) the shares of Common Stock acquired pursuant to the Merger Agreement, and/or (iv) the shares of Common Stock acquired upon exercise of the Warrants purchased under the Subordinated Notes Purchase Agreement, and except by virtue of the existence of the Governance Agreement and/or the Voting Agreement, no Purchaser shall be a Beneficial Owner of fifteen percent (15%) or more of outstanding shares of the Company's Common Stock."

         (i) Section 3.7 of the Purchase Agreement shall be deleted in its entirety, and the following shall be substituted therefor:

                  "3.7 Amendment to Articles of Incorporation. The Company shall use its reasonable best efforts to cause its stockholders to amend the Company's Amended and Restated Articles of Incorporation as soon as reasonably practical after the Closing Date to increase the number of authorized shares of the Company's Common Stock so that an adequate reserve of duly authorized shares of Common Stock may be reserved in order to enable the Company to perform its obligations under this Agreement and the Certificate of Designation with respect to the number of Series G Preferred Shares issued and outstanding at the Closing Date."


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         (j) Section 4.1(i) of the Purchase Agreement shall be deleted in its entirety, and the following shall be substituted therefor:

                  "(i) Registration Rights Agreement. Such Purchaser shall have received an executed Registration Rights Agreement, dated as of December 28, 2000, in the form of Exhibit D (the "Registration Rights Agreement") from the Company."

         (k) Section 4.1(j) of the Purchase Agreement shall be deleted in its entirety, and the following shall be substituted therefor:

                  "(j) Governance Agreement. Such Purchaser shall have received an executed Governance Agreement, dated as of December 28, 2000, in the form of Exhibit E (the "Governance Agreement") from the Company."

         (l) Section 4.1(k) of the Purchase Agreement shall be deleted in its entirety, and the following shall be substituted therefor:

                  "(k) Subordinated Notes Purchase Agreement. All of the conditions to the obligations of the purchasers under the Subordinated Notes and Warrant Purchase Agreement among the Company and the purchasers listed on Schedule I thereto dated as of November 10, 2000, as amended, modified or supplemented from time to time (the "Subordinated Notes Purchase Agreement"), other than the conditions related to this Agreement, shall have been satisfied or waived by the parties thereto at or before the Closing."

         (m) Section 6.1 of the Purchase Agreement shall be amended by adding the following sentence immediately at the end of such Section:

                  "Without limiting any of the forgoing, the Company shall reimburse the Purchasers for all fees associated with any filings under the HSR Act made by any of the Purchasers prior to, on or following the Closing."

         (n) Exhibit A of the Purchase Agreement shall be deleted in its entirety, and shall be replaced for all purposes with the new Exhibit A attached hereto.

         (o) Exhibit B of the Purchase Agreement shall be deleted in its entirety, and shall be replaced for all purposes with the new Exhibit B attached hereto.

         (p) Exhibit C of the Purchase Agreement shall be deleted in its entirety, and shall be replaced for all purposes with the new Exhibit C attached hereto.

         (q) Exhibit D of the Purchase Agreement shall be deleted in its entirety, and shall be replaced for all purposes with the new Exhibit D attached hereto.

         (r) Exhibit E of the Purchase Agreement shall be deleted in its entirety, and shall be replaced for all purposes with the new Exhibit E attached hereto.


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         (s) The Disclosure Letter shall be deleted in its entirety, and shall be replaced for all purposes with the new Disclosure Letter attached hereto as Addendum 1, provided that the Disclosure Letter delivered upon execution of the Purchase Agreement on November 10, 2000 shall continue to apply with respect to the representations and warranties of the Company made in the Purchase Agreement as of November 10, 2000.

2. Representations and Warranties. The Company hereby confirms that the representations and warranties of the Company contained in Section 2.1 of the Purchase Agreement, subject to those matters set forth in the updated Disclosure Letter attached hereto as Addendum 1, are true and correct on and as of the date hereof as if made on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date). Each Purchaser hereby confirms that the representations and warranties of the Purchasers contained in Section 2.2 of the Purchase Agreement are true and correct on and as of the date hereof as if made on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date). The Company and the Merger Sub hereby confirms that the representations and warranties of the Company and the Merger Sub set forth in
Article IV of the Merger Agreement and incorporated in the Purchase Agreement by reference pursuant to Section 2.3 thereto, subject to the updated Parent Disclosure Letter attached as exhibit A to the First Amendment to the Merger Agreement, are true and correct on and as of the date hereof as if made on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date). IFH hereby confirms that the representations and warranties of IFH set forth in Article II of the Merger Agreement and incorporated in the Purchase Agreement by reference pursuant to
Section 2.3 thereto, subject to the updated Company Disclosure Letter attached as exhibit B to the First Amendment to the Merger Agreement, are true and correct on and as of the date hereof as if made on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date). The IFH Stockholders hereby confirm that the representations and warranties of the IFH Stockholders set forth in Article III of the Merger Agreement and incorporated in the Purchase Agreement by reference pursuant to Section 2.3 thereto are true and correct on and as of the date hereof as if made on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date).

3. Miscellaneous.

         (a) Effect of Amendment. Except as otherwise expressly set forth in this First Amendment, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the terms and conditions of the Purchase Agreement or the Exhibits thereto, all of which terms and conditions shall remain in full force and effect as originally constituted and the undersigned shall remain obligated pursuant to the terms thereunder.

         (b) Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota without regard to the principles of conflicts of law thereof.

         (c) Execution. This First Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and


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binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.



                  [Remainder of page intentionally left blank]


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         IN WITNESS WHEREOF, The Company and the Purchasers have each caused this First Amendment to the Stock Purchase Agreement to be duly executed as of the date first written above.


                                    COMPANY:

                                    SHELDAHL, INC.

                                    By: /s/ Edward L. Lundstrom
                                       -----------------------------------------
                                       Name: Edward L. Lundstrom
                                       Title: President


                                    PURCHASERS:

                                    MORGENTHALER VENTURE PARTNERS V, L.P.


                                    By: /s/ John D. Lutsi
                                       -----------------------------------------
                                       Name: John D. Lutsi,
                                       its General Partner


                                    AMPERSAND IV LIMITED PARTNERSHIP

                                    BY:  AMP-IV MANAGEMENT COMPANY
                                         LIMITED LIABILITY COMPANY,
                                         ITS GENERAL PARTNER

                                    By: /s/ Richard A. Charpie
                                       -----------------------------------------
                                       Name: Richard A. Charpie
                                       Title: Principal Managing Member


                                    AMPERSAND IV COMPANION FUND
                                    LIMITED PARTNERSHIP

                                    BY:  AMP-IV MANAGEMENT COMPANY
                                         LIMITED LIABILITY COMPANY,
                                         ITS GENERAL PARTNER

                                    By: /s/ Richard A. Charpie
                                       -----------------------------------------
                                       Name: Richard A. Charpie
                                       Title: Principal Managing Member


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                                 LIMITED JOINDER

         IFH, the Merger Sub and the IFH Stockholders hereby join in the foregoing First Amendment to Stock Purchase Agreement for the limited purposes of confirming the representations and warranties set forth in Section 2.3 of the Purchase Agreement, as amended hereby, on the date hereof as if they were parties hereto and as if such representations and warranties were made as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date).

                                    INTERNATIONAL FLEX HOLDINGS, INC.

                                    By: /s/ John D. Lutsi
                                       -----------------------------------------
                                       Name: John D. Lutsi
                                       Title: President


                                    IFT WEST ACQUISITION COMPANY

                                    By: /s/ Edward L. Lundstrom
                                       -----------------------------------------
                                       Name: Edward L. Lundstrom
                                       Title: President


                                    IFH STOCKHOLDERS:

                                    MORGENTHALER VENTURE PARTNERS V, L.P.


                                    By: /s/ John D. Lutsi
                                       -----------------------------------------
                                       Name: John D. Lutsi,
                                       its General Partner


                                    SOUND BEACH TECHNOLOGY PARTNERS, LLC


                                    By: /s/ Donald R. Friedman
                                       -----------------------------------------
                                       Name: Donald R. Friedman
                                       Title: President and Chief Executive
                                              Officer


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                                                                       EXHIBIT A

                             SCHEDULE OF PURCHASERS

--------------------------------------------------------------------------------------------------------------------------------
                                                                     # OF
                                                                   SERIES G                         BENEFICIAL
                  PURCHASER                        AGGREGATE       PREFERRED      # OF COMMON        OWNERSHIP       STATE OF
                NAME & ADDRESS                  PURCHASE PRICE      SHARES           SHARES         PERCENTAGE      RESIDENCE
--------------------------------------------------------------------------------------------------------------------------------
Ampersand IV Limited Partnership                  $7,350,000         3,323         2,876,300           29.4%            MA
55 William Street
Suite 240
Wellesley, MA  02481-4003
--------------------------------------------------------------------------------------------------------------------------------
Ampersand IV Companion Fund                         $150,000            68            58,700            0.6%            MA
Limited Partnership
55 William Street
Suite 240
Wellesley, MA  02481-4003
--------------------------------------------------------------------------------------------------------------------------------
Morgenthaler Venture Partners V, L.P.            $17,500,000         7,912         6,848,571           70.0%            OH
Terminal Tower
50 Public Square, Suite 2700
Cleveland, OH  44113
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                            $25,000,000        11,303         9,783,571          100.0%
--------------------------------------------------------------------------------------------------------------------------------



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